UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Hansen Natural Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-18761                                                      39-1679918
(Commission File Number)                    (IRS Employer Identification No.)

550 Monica Circle Suite 201
Corona, California 92880
(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 19, 2011 at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Hansen Natural Corporation (the “Company”), the stockholders of the Company approved and adopted the Hansen Natural Corporation 2011 Omnibus Incentive Plan (the “2011 Incentive Plan”). The 2011 Incentive Plan was adopted by the Board of Directors of the Company (the “Board”) on February 25, 2011, subject to stockholder approval at the 2011 Annual Meeting.   The 2011 Incentive Plan authorizes the issuance of no more than 7,250,000  shares of the Company’s common stock.  The 2011 Incentive Plan provides for the granting of incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other share-based awards to our employees and consultants.

Further descriptions of the 2011 Incentive Plan are set forth in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2011 (the “Proxy Statement”) under the heading “Proposal 3 - Approval of Hansen Natural Corporation 2011 Omnibus Incentive Plan, in the Company’s definitive additional proxy materials which were filed with the SEC on May 6, 2011 (the “Additional Proxy Materials”) and in the Company’s Current Report on Form 8-K, which was filed with the SEC on May 6, 2011 (the “8-K”), each of which is incorporated herein by reference.  The descriptions of the 2011 Incentive Plan set forth in the Proxy Statement, the Additional Proxy Materials and the 8-K and contained herein are qualified in their entirety by reference to the complete terms and conditions of the 2011 Incentive Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting was held on May 19, 2011, at which the following matters were submitted to a vote of the stockholders.

Proposal No. 1.  To elect seven directors of the Company to serve until the 2012 annual meeting of stockholders.

     In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	67,488,699	2,981,906	5,270,715
Hilton H. Schlosberg	61,592,475	8,878,130	5,270,715
Norman C. Epstein	68,483,816	1,986,789	5,270,715
Benjamin M. Polk	60,758,005	9,712,600	5,270,715
Sydney Selati	69,313,115	1,157,490	5,270,715
Harold C. Taber, Jr.	62,625,651	7,844,954	5,270,715
Mark S. Vidergauz	69,181,968	1,288,637	5,270,715

Proposal No. 2.  To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

     In accordance with the results below, the appointment of Deloitte & Touche LLP was ratified and approved.

Votes For	Votes Against	Abstentions
74,671,076	1,025,201	45,043

Proposal No. 3.  To approve the Hansen Natural Corporation 2011 Omnibus Incentive Plan.

     In accordance with the results below, the 2011 Incentive Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,297,991	17,116,643	55,971	5,270,715

Proposal No 4.  To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

     In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,806,027	1,568,166	96,412	5,270,715

Proposal No 5.  To approve, on a non-binding, advisory basis, the frequency with which stockholders will approve the compensation of the Company’s named executive officers.

        In accordance with the results below, the Board of the Company determined that it will include a non-binding, advisory vote on the compensation of the Company’s executive officers in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation.

Votes For One Year	Votes for Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
39,212,590	1,350,954	29,841,081	65,980	5,270,715

Proposal No 6.  To consider a stockholder proposal regarding the amendment of the Company’s organizational documents to require majority voting for the election of directors.

    In accordance with the results below, the stockholder proposal regarding the amendment of the Company’s organizational documents to require majority voting for the election of directors was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,868,429	36,544,723	57,453	5,270,715

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Hansen Natural Corporation 2011 Omnibus Incentive Plan, effective May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date:  May 24, 2011                                            /s/ Hilton H. Schlosberg
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Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer